UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Intersect ENT, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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This Schedule 14A filing consists of communications from Intersect ENT, Inc., a Delaware corporation (the “Company”), to the Company’s employees relating to the Agreement and Plan of Merger, dated August 6, 2021, by and among the Company, Medtronic, Inc., a Minnesota corporation, and Project Kraken Merger Sub, Inc., a Delaware corporation.

The following email was sent to the Company’s employees on August 16, 2021:

Dear Intersect Colleagues –

It’s been a little over a week since we announced that Medtronic and Intersect ENT had reached a definitive agreement for Medtronic to make an all cash purchase of Intersect ENT.  The deal was unanimously supported by both the Medtronic and Intersect ENT Boards.  Combining the companies’ businesses creates an outstanding opportunity to enable our innovative technologies to reach a broader global audience and to serve the patients, providers and payers we serve.

Inevitably you have had a lot of questions about the deal and what it means for you and your teams.  Intersect ENT leadership compiled your questions in order to provide answers to the best of our ability.  Please find attached a Question & Answer document intended to address what we can at this point.  I trust that you will find in these answers a genuine commitment on behalf of both Medtronic and Intersect ENT to reward past effort and to encourage continued engagement of the Intersect ENT organization through the transition period and beyond.

We will continue to communicate openly as new information becomes public and available and we welcome your continued questions.

Kind regards –
Tom

Tom West
President & CEO

Attachments: Employee Q&A

Additional Information and Where to Find It

In connection with the proposed transaction, Intersect ENT expects to file with the Securities and Exchange Commission (“SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Project Kraken Merger Sub, Inc. (the “Merger”), pursuant to which Intersect ENT would be acquired by Medtronic, Inc., as well as other relevant documents concerning the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, Intersect ENT will mail the definitive proxy statement and a proxy card to each stockholder of Intersect ENT entitled to vote at the special meeting relating to the proposed transaction. The proxy statement will contain important information about the proposed Merger and related matters.  STOCKHOLDERS AND SECURITY HOLDERS OF INTERSECT ENT ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT INTERSECT ENT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERSECT ENT AND THE TRANSACTION.  This communication is not a substitute for the proxy statement or for any other document that Intersect ENT may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to Intersect ENT’s stockholders for their consideration. Before making any voting decision, stockholders of Intersect ENT are urged to read the proxy statement regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Stockholders of Intersect ENT will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Intersect ENT and the proposed transaction, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement, when available, and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by contacting Intersect ENT’s Investor Relations by email at ir@intersectent.com, or by going to Intersect ENT’s Investor Relations page on its website at ir.intersectent.com and clicking on the link titled “Financial Information” to access Intersect ENT’s “SEC Filings.”

Participants in the Solicitation

Intersect ENT and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of Intersect ENT’s directors and executive officers will be included in its definitive proxy statement to be filed with the SEC in connection with the proposed Merger, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Free copies of this document may be obtained as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which Intersect ENT refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). These forward-looking statements represent Intersect ENT’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of Intersect ENT for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, without limitation, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Intersect ENT’s business and the price of the common stock of Intersect ENT, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Intersect ENT and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Intersect ENT’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Intersect ENT’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Intersect ENT related to the merger agreement or the proposed transaction, and (viii) unexpected costs, charges or expenses resulting from the proposed transaction. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts the Company’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those risks described in Intersect ENT’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Intersect ENT does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

The following FAQ was made available to the Company’s employees on August 16, 2021:

Frequently Asked Questions

Announcement and Rationale

1.	Why is Medtronic acquiring Intersect ENT?
The acquisition of Intersect ENT will have a positive impact for patients who suffer from chronic rhinosinusitis (CRS) and will enable Medtronic’s entry into a high growth subsegment, namely anti-inflammatory advanced tissue healing, in the dynamic CRS space.

Intersect ENT’s PROPEL® and SINUVA® sinus implants are clinically proven solutions that open sinus passageways and deliver an anti-inflammatory steroid to aid in healing. They are established in the market, generating more than $100M in revenue. By combining these products with Medtronic’s navigation, powered instruments, and existing tissue health products, the company intends to offer a broad suite of solutions to assist physicians treating CRS patients.

Medtronic ENT and Intersect ENT have strong customer synergy, and Medtronic ENT’s direct sales and infrastructure outside the U.S. allow for broader, more effective, and cost-efficient commercialization of Intersect ENT’s products globally.

Medtronic can also leverage its ENT business’s training, promotion, relationships, and expertise to further expand access by educating physicians and patients about Intersect ENT products.

In addition to the immediate commercial synergies of PROPEL and SINUVA both domestically and abroad, Medtronic expects to be able to offer complementary product and clinical pipeline assets of Vensure balloon, CUBE navigation, prospective localized drug delivery efforts (inclusive of the UP balloon and NOZOMI implant), and continue to advance the on-going EXPAND trial and OM1 retrospective registry analysis.

In summary, this acquisition supports Medtronic’s capital allocation philosophy of expanding its technology footprint and medical technology capabilities in attractive end markets.

2.	When will the deal close?
We currently expect the deal to close toward the end of Medtronic’s current fiscal year, April 30, 2022. Until the deal closes, it is business as usual and Medtronic and Intersect ENT will continue to operate independently.

3.	Why does this transaction take so long to close?
Although the transaction was unanimously approved by both Medtronic’s and Intersect ENT’s Boards, the transaction remains subject to requisite approval by a majority of Intersect ENT’s shareholders and is subject to other customary closing conditions, including receipt of all necessary regulatory approvals. The regulatory approval process can vary in length depending upon the assessment of various global authorities inclusive of the U.S. Federal Trade Commission.

4.	Will Tom, the ELT and the SLT still be involved in the company?
Until time of closing, Tom will continue to serve as President and CEO and our current Board, inclusive of Tom, will maintain its governance responsibility as well.  The ELT and SLT members will also maintain their current responsibilities. Between now and closing it is business as usual.

5.	What about quarter financial goals and sales, how will those be affected?
Until close we will continue to operate as we do today with a focus on delivering benefit to the patients, physicians, and payers we serve while driving revenue growth and value.

In large part, our “2021 Corporate Bonus Objectives” will continue to guide our efforts.  That said, Management, the Intersect ENT Board and Medtronic all recognize that the impending transaction may have some impact on our revenue and operating targets.  This has, and is expected to be, recognized in our annual bonus pay-out to ensure fair reward for employee efforts and to create an incentive for employees to remain with the Company through closing and beyond.

The current plan is to pay the 2021 bonus at 100% of target to all eligible employees who are hired by or before October 1, 2021. The bonus will be pro-rated based on time of hire in 2021. Bonus eligibility and the pro-rata payout is consistent with past Intersect ENT practice.

6.	Will my job be impacted?
We do not anticipate that there will be any impact to your job at this time.  Intersect ENT will continue to operate business as usual until the transaction is completed.  Because the acquisition has not yet closed, and cannot close until we receive certain regulatory approvals, it is critical that Medtronic and Intersect ENT comply with certain restrictions:

•	Until the deal closes, Medtronic and Intersect ENT will continue to operate independently.
•	Prior to closing, integration planning through pre-approved integration planning workstreams and teams is allowed, but actual integration of employees, systems or other operations is not allowed.

No guarantees can be made at this time as to future employment after the close of the deal.

7.	Medtronic has made offers to acquire XENT in the past. Why now?
Medtronic has had a close relationship with Intersect ENT for more than a decade. They invested in Intersect ENT in 2010. They have always admired the company but have remained disciplined about how and when to pursue a transaction.

In the case of this recent announcement, Medtronic reached a point where they felt they understood the opportunity sufficiently and the value was right for both sides.

Additionally, as the post-COVID sinus surgery recovery trend has matured, and the reimbursement and coverage trends for Intersect ENT have evolved, there is a clearer path to future adoption of the company’s products which MDT is positioned to help grow.

8.
What was the catalyst that prompted the Board to feel like now was the time to accept Medtronic’s offer?  It feels like we all worked so hard to transition the Company under Tom, Randy, and ELT’s leadership and under extenuating circumstances (COVID and changes within the leadership team), but we didn’t get a chance to finish the mission (on our own) and see what could have been.

The Board, and Tom as a member of the Board, have a fiduciary responsibility to Intersect ENT’s shareholders to maximize the value of their shares.  The tremendous work the Intersect ENT Team has done over the years offered the opportunity at this time to provide a strong return to shareholders, with a transaction value of $1.1BN valued at $28.25/share.  This cash offer with certainty of delivery was weighed against all risk adjusted alternatives.  The Intersect ENT Board and the Medtronic Board were both unanimous in approving the transaction at the agreed price.

9.	Should employees be concerned about shareholder lawsuits popping up on public sites like Yahoo Finance?
Litigation of this nature is common following announcements of public company acquisitions.

10.	Will integration planning work begin happening immediately? Who will be on that team?
Prior to closing, integration planning through pre-approved integration planning workstreams and teams is allowed, but actual integration of employees, systems or other operations is not allowed.  We plan to put a team together as it gets closer to that time. Even while planning is permitted, it otherwise must be business as usual.

In the meantime, all communication between the two companies should go through the ELT or the Corporate Development Team led by Kevin Blalock.

11.	What should I expect between now and closing of the acquisition?
Because the acquisition has not yet closed, and cannot close until we receive certain regulatory approvals, it is critical that Medtronic and Intersect ENT comply with certain restrictions:
•	Until the deal closes, Medtronic and Intersect ENT will continue to operate independently. Before then it is business as usual.
•	Prior to closing, integration planning through pre-approved integration planning workstreams and teams is allowed, but actual integration of employees, systems or other operations is not allowed.

12.	How shall we communicate the news with physicians and for sales associates when they are out in the field?
First and foremost, we must continue to communicate our unwavering commitment to serving the patients, physicians and payers who use our products.  Moreover, as the transaction is still subject to regulatory approval we will continue to operate as an independent company.  More specific clarification on communications will be forthcoming as we better understand the regulatory landscape and corresponding timing.

Merit, Bonus and Equity

13.
Will the merit, bonus and equity tier planning process continue into 2022?  Will it occur within the same timeline as prior years (i.e., early Feb with merit increases appearing in pay checks sometime in March)?

Yes, the merit increase, bonus and equity tier planning process is expected to continue as usual within the same timeline.  In addition, and where appropriate, promotions and recruiting are also expected to be made in the normal course of business.

14.	Will the 2021 Corporate bonus be paid?
The Corporate bonus for 2021 is anticipated to be paid in March of 2022 as is our normal process.  It is anticipated be paid to all eligible employees hired on or before October 1, 2021.  It is anticipated to be paid at 100% target.

15.	Will employees still be eligible for promotions?
Yes, promotions are anticipated to continue to happen and go through our normal promotion process.

16.	What impact will this transaction have on our current vested stock options and restricted stock units (RSUs)?
For now, there is no impact to your currently vested stock options or RSUs.  They are yours to do as you wish as per normal process.

To view your shares, options and RSUs, vesting and exercise price, sell shares during an open trading window or see your transaction history go to our company intranet site and click on the Share works icon.

Immediately prior to the effective time of the merger, each vested stock option and RSU will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (1) the aggregate number of shares subject to such vested award, multiplied by (2) $28.25 (or, for each Company Option, the excess, if any, of the $28.25 over such Company option’s per share exercise price).

17.	Will unvested stock options have value for retention purposes?
Yes.  Any unvested Company Stock Option (that is not performance based) as of immediately prior to the effective time will automatically be converted into the right to receive an amount in cash equal to the excess, if any, of $28.25 over such Company Option’s per share exercise price.

18.	Will unvested RSUs have value for retention purposes?
Yes.  Any unvested Company RSUs as of immediately prior to the effective time will automatically be converted into the right to receive an amount in cash equal to the product of (1) the aggregate number of shares subject to such unvested award, multiplied by (2) $28.25.

19.	Is the ESPP program still available?
Yes, the ESPP program is still available.  The current offering period began Monday, 5/17/2021 and the purchase date will be Monday, 11/15/2021.

Health Benefits/401k

20.	What will happen to our health and other benefits?
All current benefits are expected to remain unchanged.  In addition, we will have our normal annual Benefits open enrollment in November where you will elect benefits for 2022.

21.	Before the deal is closed, can employees continue to exercise their vested stock options and trade during the open trading window as we normally would?
Yes, provided employees cannot trade while in possession of undisclosed material inside information.

Retention and Severance

22.	Will there be a retention package offered?
We expect to offer cash retention bonuses for a broad group of identified employees. We will communicate those plans as soon as feasibly possible.

23.	If employee is ultimately terminated, will there be a severance benefit? Will there be COBRA?
If an employee’s position is eliminated and the employee is terminated as a result, typically severance and COBRA are offered.

24.	Will existing employees be paid for accrued vacation benefits if they are terminated?
Yes, under California law, all accrued, unused vacation is paid in the event of a termination.

25.	Will exiting employees receive job search coaching/counseling services like assistance with resume writing and matching job interests?
The availability of job search, coaching and counseling services in the event of termination has not been determined yet.

26.	Will retained personnel effectively become employees of MDT?
Yes, once the deal is closed.

27.	For personnel not retained, will they be terminated May 1, 2022? Or is there some transition period given the entities must operate separately until the deal closes?
There are no plans to terminate employees prior to the close of the deal.

IT and Infrastructure

28.	What software does Medtronic use?
At this point, we don’t have visibility to the systems Medtronic uses for their business processes.  Once we begin integration planning, we will have more information.   We do know that they use Workday for their HR systems.  We will continue with our implementation of Workday as planned with a go-live in early September of this year.

29.	What will happen to our current IT projects?
We will continue to operate in the same fashion we currently do until time of close.  Any change in prioritization or scope of any program or project (inclusive of our current IT initiative) will be communicated in the normal course of business by management.

Return to Office and Covid 19

30.	What is the projected return to office timeline and what will the schedule look like?
Based on our current renovation schedule, we anticipate returning back to the office in early October.  We are planning on a hybrid work schedule which allows employees to work from home when they have to do focused work and come into the office when they need to collaborate with colleagues.

31.	Will vaccines be required?
As has been our practice since the beginning of the pandemic last year, we will continue to monitor and follow CDC, OSHA, and other local government mandates as it relates to Covid19.  At this time, vaccines are not mandatory but highly recommended.  It is mandatory to wear masks indoors.

Additional Information and Where to Find It

In connection with the proposed transaction, Intersect ENT expects to file with the Securities and Exchange Commission (“SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Project Kraken Merger Sub, Inc. (the “Merger”), pursuant to which Intersect ENT would be acquired by Medtronic, Inc., as well as other relevant documents concerning the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, Intersect ENT will mail the definitive proxy statement and a proxy card to each stockholder of Intersect ENT entitled to vote at the special meeting relating to the proposed transaction. The proxy statement will contain important information about the proposed Merger and related matters.  STOCKHOLDERS AND SECURITY HOLDERS OF INTERSECT ENT ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT INTERSECT ENT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERSECT ENT AND THE TRANSACTION.  This communication is not a substitute for the proxy statement or for any other document that Intersect ENT may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to Intersect ENT’s stockholders for their consideration. Before making any voting decision, stockholders of Intersect ENT are urged to read the proxy statement regarding the transaction when it becomes available and any other  relevant documents filed with the SEC, as well as any amendments or supplements to those  documents, because they will contain important information about the proposed transaction.

Stockholders of Intersect ENT will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Intersect ENT and the proposed transaction, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement, when available, and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by contacting Intersect ENT’s Investor Relations by email at ir@intersectent.com, or by going to Intersect ENT’s Investor Relations page on its website at ir.intersectent.com and clicking on the link titled “Financial Information” to access Intersect ENT’s “SEC Filings.”

Participants in the Solicitation

Intersect ENT and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of Intersect ENT’s directors and executive officers will be included in its definitive proxy statement to be filed with the SEC in connection with the proposed Merger, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Free copies of this document may be obtained as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which Intersect ENT refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). These forward-looking statements represent Intersect ENT’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of Intersect ENT for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, without limitation, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Intersect ENT’s business and the price of the common stock of Intersect ENT, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Intersect ENT and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Intersect ENT’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Intersect ENT’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Intersect ENT related to the merger agreement or the proposed transaction, and (viii) unexpected costs, charges or expenses resulting from the proposed transaction. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts the Company’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those risks described in Intersect ENT’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Intersect ENT does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.